Exhibit 99

ConocoPhillips Second-Quarter 2008 Interim Update

HOUSTON--(BUSINESS WIRE)--This update is intended to give an overview of market and operating conditions experienced by ConocoPhillips (NYSE:COP) during the second quarter of 2008. The market indicators and company estimates may differ considerably from the company’s actual results scheduled to be reported on July 23, 2008.

Highlights - Second-Quarter 2008 vs. First-Quarter 2008
-- Exploration and Production
-- Higher crude oil prices.
-- Higher natural gas prices.
-- Lower worldwide production, as previously communicated.
-- Refining and Marketing
-- Realized worldwide refining margins adversely impacted by secondary product prices.
-- Lower worldwide marketing margins.
-- Improved domestic refining capacity utilization rate.
-- Midstream, Chemicals and LUKOIL Investment
-- Midstream results anticipated to be higher than the previous quarter.
-- Chemicals results expected to be lower than the previous quarter.
-- LUKOIL Investment segment results to include a $120 million after-tax negative adjustment to align ConocoPhillips' first-quarter estimate to LUKOIL's first-quarter 2008 actual results reported in June.
-- Corporate and Other
-- Corporate expenses anticipated to be similar to the previous quarter.
-- Debt balance of approximately $22.0 billion.
-- Share repurchases of approximately $2.5 billion.

Exploration and Production (E&P)

The table below provides market price indicators for crude oil and natural gas. The company’s actual crude oil and natural gas price realizations are likely to vary from these market indicators due to quality and location differentials, as well as the effect of pricing lags.

Market Indicators
	2Q 2008	1Q 2008	2Q 2008 vs. 1Q 2008	2Q 2007
Dated Brent ($/bbl)	$121.38	$96.90	$24.48	$68.76
WTI ($/bbl)	123.98	97.94	26.04	64.89
ANS USWC ($/bbl)	123.79	96.62	27.17	65.76
Henry Hub first of month ($/mmbtu)	10.94	8.03	2.91	7.55
Source: Platts

Second-quarter production on a barrel-of-oil equivalent (BOE) per day basis, including Syncrude and excluding LUKOIL, is anticipated to be approximately 60,000 BOE per day lower than the prior quarter. This reduction is primarily due to planned maintenance, as previously communicated. Exploration expenses are expected to be approximately $275 million before-tax for the quarter.

Refining and Marketing (R&M)

The table below provides market indicators for regions where the company has significant refining operations. The Weighted U.S. 3:2:1 margin is based on the geographical location and capacity of ConocoPhillips’ U.S. refineries. Realized refining margins are likely to differ due to the company’s specific locations, configurations, crude oil slates or operating conditions. The company's refining configuration generally yields somewhat higher distillate volumes and lower gasoline volumes than those implied by the market indicators shown below. In addition, marketing margins are likely to differ from the U.S. wholesale gasoline marketing indicator due to the product mix, distribution channel and location of the company’s refined product sales.

Market Indicators ($/bbl)
	2Q 2008	1Q 2008	2Q 2008 vs. 1Q 2008	2Q 2007
Refining Margins
East Coast WTI 3:2:1	$10.93	$7.79	$3.14	$22.57
Gulf Coast WTI 3:2:1	12.11	7.90	4.21	24.28
Mid-Continent WTI 3:2:1	13.47	10.26	3.21	31.26
West Coast ANS 3:2:1	21.91	15.37	6.54	34.32
Weighted U.S. 3:2:1	14.19	9.94	4.25	27.56
NW Europe Dated Brent 3:1:2	25.78	16.09	9.69	15.56
WTI/Maya Differential (trading month)	20.99	16.81	4.18	9.58
WTI/Brent Differential (trading month)	2.60	1.04	1.56	(3.87)
U.S. Wholesale Gasoline Marketing	0.37	1.07	(0.70)	2.09
Source: Platts, Lundberg Survey and OPIS

Worldwide refining margins for the second quarter are anticipated to be higher than the first quarter, as indicated in the table above. The company does not expect to fully realize the improvement in refining margins due to significant negative impacts from secondary products, such as fuel oil, natural gas liquids, and petroleum coke, which represent approximately 20 percent of overall refined product production. In addition, utility costs are anticipated to be higher due to the rise in commodity prices.

Global marketing margins for the second quarter are expected to be lower than the first quarter, primarily due to market prices lagging increases in product costs.

The company’s average U.S. crude oil refining capacity utilization rate for the second quarter is anticipated to be in the mid-90-percent range, reflecting improved performance at ConocoPhillips’ U.S. Gulf Coast refineries. The international crude oil refining capacity utilization rate for the second quarter is expected to be in the upper-80-percent range, primarily due to maintenance activities and the continued impact of low hydro-skimming margins.

In addition, second-quarter turnaround costs are anticipated to be approximately $175 million before-tax.

Corporate and Other

ConocoPhillips’ debt balance is expected to be approximately $22.0 billion at the end of the second quarter. The company anticipates second-quarter repurchases under the share repurchase program to be approximately $2.5 billion. The number of weighted-average diluted shares outstanding during the second quarter is expected to be approximately 1,555 million.

CAUTIONARY STATEMENT FOR THE PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This update contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "should," "will," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target" and other similar words. However, the absence of these words does not mean that the statements are not forward-looking. The statements in this update are based on activity from operations for the first two months of the second quarter of 2008 and include estimated results for June and, as such, are preliminary and are estimates. All of the forward-looking data is therefore subject to change. Actual results, which will be reported in the company's earnings release for the second quarter of 2008 on July 23, 2008, may differ materially from the estimates given in this update.

Where, in any forward-looking statement, the company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. The actual results of operations can and will be affected by a variety of risks and other matters including, but not limited to, crude oil and natural gas prices; refining and marketing margins; potential failure to achieve, and potential delays in achieving expected reserves or production levels from existing and future oil and gas development projects due to operating hazards, drilling risks, and the inherent uncertainties in interpreting engineering data relating to underground accumulations of oil and gas; unsuccessful exploratory drilling activities; lack of exploration success; potential disruption or unexpected technical difficulties in developing new products and manufacturing processes; potential failure of new products to achieve acceptance in the market; unexpected cost increases or technical difficulties in constructing or modifying company manufacturing or refining facilities; unexpected difficulties in manufacturing, transporting or refining synthetic crude oil; international monetary conditions and exchange controls; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation; general domestic and international economic and political conditions, as well as changes in tax and other laws applicable to our business. Other factors that could cause actual results to differ materially from those described in the forward-looking statements include other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission (SEC). Unless legally required, ConocoPhillips undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
ConocoPhillips